UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

On January 15, 2009, Accuride Corporation (“Accuride”) issued a press release announcing the range of its Adjusted EBITDA outlook for the fiscal year ended December 31, 2008.  The press release, including information concerning forward-looking statements and factors that may affect future results, is attached hereto as Exhibit 99.1.

Adjusted EBITDA is a non-GAAP financial measure.  A reconciliation of Accuride’s Adjusted EBITDA outlook for the fiscal year ended December 31, 2008 to the most directly comparable GAAP measure for the same period, which is net income (loss), is not provided because certain information necessary for Accuride’s management to reasonably estimate net income (loss) is not available at this time, as described in footnote 1 to the attached press release.

The information contained in this report and in Exhibit 99.1 is being furnished and not filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Accuride specifically incorporates the information by reference.  By filing this report on Form 8-K and furnishing this information, Accuride makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

 The information contained herein is summary information that is intended to be considered in the context of Accuride’s SEC filings and other public announcements that Accuride may make, from time to time, by press release or otherwise.  Accuride undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as it believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

Item 7.01.              Regulation FD Disclosure.

On January 15, 2009, Accuride issued a press release announcing that it is seeking to amend the term facility (the “Term Facility”) and revolving credit facility (the “Revolving Credit Facility”) under its credit agreement, dated January 31, 2005 (the “Credit Agreement”), among Accuride; Accuride Canada, Inc.; Citicorp USA, Inc., as administrative agent; and other lender parties thereto.  The press release, including information concerning forward-looking statements and factors that may affect future results, is attached hereto as Exhibit 99.1.

The proposed amendment would adjust certain financial covenants under the Credit Agreement from the fourth quarter of 2008 through 2010, including leverage, interest coverage and fixed charge coverage ratios, and extend the maturity date of the Revolving Credit Facility until January 31, 2011.

Contingent upon the successful completion of the amendment, an affiliate of Sun Capital Securities Group, LLC (“Sun Capital”), which currently holds approximately $70 million principal amount of the loans outstanding under the Term Facility, would agree to modify these loans (the “Last Out Loans”) to become last out as to payment to the other loans outstanding under the Term Facility.  Sun Capital would also agree to modify certain voting provisions and other rights as a holder of the Last Out Loans.  If the Credit Agreement amendment becomes effective, Accuride expects to pay interest on the Last Out Loans at a rate that is 300 basis points higher than the interest rate applicable to loans under the Term Facility, issue warrants to Sun Capital exercisable for 25 percent of Accuride’s fully-diluted common stock, expand Accuride’s board of directors to 12 members and grant Sun Capital the right to elect five directors and nominate one independent director, and require supermajority board approval for certain corporate actions as long as Sun Capital maintains at least a 10 percent ownership in Accuride’s common stock.  Sun Capital currently owns approximately 9.9 percent of Accuride’s common stock.

Accuride cannot provide any assurances that it will receive the required consents or be able to amend the Credit Agreement.

Item 9.01.              Financial Statements and Exhibits.

                (d)           Exhibits

99.1                           Press Release of Accuride Corporation, dated January 15, 2009.

Exhibit 99.1 shall not be deemed filed for purposes of the Securities Exchange Act of 1934 and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Accuride specifically incorporates the information by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: January 15, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Accuride Corporation, dated January 15, 2009.